UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2012

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 Library Street, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, our Board of Directors appointed Max Shevitz as Learning Tree International, Inc.’s President.

Mr. Shevitz, age 56, previously worked for Learning Tree from 1988 through 1999. His prior Learning Tree positions include General Manager of the US Operating Unit, Corporate Vice President of Market and Business Development, and Executive Vice President. Additionally, from 1995 through 1999, Mr. Shevitz served as a member of Learning Tree’s Board of Directors. From 2010 until 2011, Mr. Shevitz was an independent consultant providing business development advice to small businesses. From 2005 until 2010, Mr. Shevitz was the President and sole shareholder of Golf Services of Maryland. From 2002 until 2008, Mr. Shevitz was a Executive in Residence at Great Hill Partners, a private equity fund located in Boston, Massachusetts. During 2007, Mr. Shevitz was the Chief Executive Officer and President of Firstcall Healthcare Inc., which was a portfolio company of Great Hill Partners. From 2006 until 2007, Mr. Shevitz was Chairman of the Board of Neumont University, a for-profit higher learning institution located in South Jordan, Utah and a portfolio company of Great Hill Partners.

We issued a press release announcing Mr. Shevitz’s appointment as President, which is attached as exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Issued on January 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 30, 2012	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Dr. David C. Collins
Dr. David C. Collins
Chief Executive Officer